Exhibit (a)(5)(J)

Press Release Source: Sanofi (EURONEXT: SAN) (NASDAQ: SNY)

Hart-Scott-Rodino waiting period expires for Sanofi’s acquisition of Synthorx

Paris – January 20, 2020 – Sanofi announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to Sanofi’s proposed acquisition of Synthorx, Inc. (“Synthorx”, NASDAQ: THOR) has expired.

On December 23, 2019, Sanofi commenced a tender offer (the “Offer”) to purchase all outstanding shares of common stock of Synthorx (the “Shares”) for $68 per share in cash, without any interest thereon and net of any applicable withholding taxes. As a result of the expiration of the waiting period under the HSR Act, the condition to the Offer relating to the expiration or termination of the waiting period under the HSR Act has been satisfied.

The consummation of the Offer remains subject to various conditions, including the tender of at least a majority of the Shares outstanding immediately prior to the expiration of the Offer and other customary conditions described in the Offer to Purchase filed by Sanofi with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2019.

The Offer is scheduled to expire one minute past 11:59 p.m., Eastern Time, on Wednesday, January 22, 2020, unless the Offer is extended in accordance with the Merger Agreement and the applicable rules and regulations of the SEC. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Synthorx, are available to all holders of shares of Synthorx at no expense to them. The tender offer materials are available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Sanofi at ir@sanofi.com or on Sanofi’s website at www.sanofi.com/investors.

About Sanofi

Sanofi is dedicated to supporting people through their health challenges. We are a global biopharmaceutical company focused on human health. We prevent illness with vaccines, provide innovative treatments to fight pain and ease suffering. We stand by the few who suffer from rare diseases and the millions with long-term chronic conditions.

With more than 100,000 people in 100 countries, Sanofi is transforming scientific innovation into healthcare solutions around the globe.

Sanofi, Empowering Life

Media Relations Contact Ashleigh Koss Tel.: +1 908 205 2572 Ashleigh.Koss@sanofi.com	Investor Relations Contact Felix Lauscher Tel.: +33 (0)1 53 77 45 45 ir@sanofi.com

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Sanofi’s and Synthorx’s management each believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi and Synthorx, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks related to Sanofi’s and Synthorx’s ability to complete the acquisition on the proposed terms or on the proposed timeline, including the possibility that competing offers will be made, other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, suppliers or patient groups, and the possibility that, if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Sanofi’s shares could decline, as well as other risks related Sanofi’s and Synthorx’s respective businesses, including the ability to grow sales and revenues from existing products and to develop, commercialize or market new products, competition, including potential generic competition, the uncertainties inherent in research and development, including future clinical data and analysis, regulatory obligations and oversight by regulatory authorities, such as the FDA or the EMA, including decisions of such authorities regarding whether and when to approve any drug, device or biological application that may be filed for any product candidates as well as decisions regarding labelling and other matters that could affect the availability or commercial potential of any product candidates, the absence of a guarantee that any product candidates, if approved, will be commercially successful, risks associated with intellectual property, including the ability to protect intellectual property and defend patents, future litigation, the future approval and commercial success of therapeutic alternatives, and volatile economic conditions. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on Sanofi’s consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2018, and the current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Synthorx with the SEC. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Sanofi and Synthorx do not undertake any obligation to update or revise any forward-looking information or statements.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Synthorx common stock. Sanofi and its acquisition subsidiary have filed with the SEC a tender offer statement on Schedule TO, and Synthorx has filed a Solicitation/Recommendation Statement on Schedule 14D-9, all with respect to the Offer (as defined in those documents). HOLDERS OF SHARES OF SYNTHORX ARE URGED TO CAREFULLY READ THE RELEVANT TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SYNTHORX STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of shares of Synthorx at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Sanofi at ir@sanofi.com or on Sanofi’s website at www.sanofi.com/investors.